Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report of Hurco Companies, Inc. (the "Company") on Form 10‑Q for the period ending April 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:
(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John G. Oblazney
John G. Oblazney
Vice President & Chief Financial Officer
June 8, 2007

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